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                                                                    Exhibit 99.2


                          Consent of Proposed Director

         I, Gregory Talbott, hereby consent to the use of my name in the Form SB-2 Registration Statement (the "Registration Statement") of Southern Community Bancorp, a Florida corporation (the "Company"), as an individual who will be appointed to serve as a director of the Company following the organization of Southern Community Bank of South Florida.

November 30, 2001


                                       /s/ Gregory Talbott
                                       -----------------------------------------
                                       Gregory Talbott